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                               PURCHASE AGREEMENT

                  Salomon Brothers Variable Series Funds Inc (the "Company"), a Maryland corporation, and Salomon Brothers Asset Management Inc ("SBAM"), a Delaware corporation, hereby agree as follows:

                  1. The Company hereby offers SBAM and SBAM hereby purchases one (1) share of the capital stock of each of the Variable Strategic Bond
Fund, the Variable Investors Fund and the Variable Capital Fund, and
9,997 shares of the capital stock of the Investors Fund, (par value $.001 per share) for consideration of $10.00 per share (collectively, the "Shares"). SBAM hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Company hereby acknowledges receipt from SBAM of funds in the amount of $100,000.00 in full payment for the Shares.

                  2. SBAM represents and warrants to the Company that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

                  3. SBAM agrees that if it or any direct or indirect transferee of any of the Shares redeems any of the Shares prior to the fifth anniversary of the date the Company begins its investment activities, SBAM will pay to the Company an amount equal to the number resulting from multiplying the Company's total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Shares redeemed by SBAM or such transferee and the denominator of which is equal to the number of Shares outstanding as of the date of such redemption, as long as the administration position of the staff of the Securities Exchange Commission requires such reimbursement.



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                                                                               2

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __th day of December, 1997.


                                       SALOMON BROTHERS VARIABLE SERIES FUNDS
                                       INC

Attest:

_______________________    By:__________________________
                                    Michael S. Hyland
                                    President

(SEAL)

                                        SALOMON BROTHERS ASSET MANAGEMENT INC

Attest:

_______________________    By:__________________________
                                    Michael S. Hyland
                                    President







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